Exhibit 99.1

10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Matt Brusch, Director of Communications mbrusch@tier.com (571) 382-1048

Tier To Request Hearing with NASDAQ

RESTON, Va., January 6, 2006 – Tier Technologies, Inc. (NASDAQ: TIERE), today announced that it received a NASDAQ Staff Determination letter dated January 3, 2006 indicating that the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) as a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended September 30, 2005. As a result, the trading symbol for the Company’s common stock was changed from TIER to TIERE on January 5, 2006.

As permitted by NASDAQ rules, the Company will request a hearing with the NASDAQ Listing Qualifications Panel to avoid the delisting of the Company’s common stock. The Company expects that its common stock will remain listed on the NASDAQ National Market pending the outcome of the hearing. The Company can provide no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.

The Company previously announced a delay in the filing of its Annual Report on Form 10-K for the year ended September 30, 2005 to provide additional time to finalize the Company’s financial statements. The Company is working diligently to do this, but cannot currently estimate when it will be completed. As soon as practicable following the completion of the Company’s financial statements, the Company will file its Annual Report on Form 10-K for the year ended September 30, 2005.

About Tier

Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. More information about the Company is available at www.Tier.com.

Statements made in this press release that are not historical facts, including in particular statements regarding the continued listing of our common stock, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the results of the Company’s ongoing review of its accounting practices. Other factors that can affect the Company’s future performance include but are not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K for the year ended September 30, 2004, our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005, as well as other filings with the SEC.

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